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                                                                    EXHIBIT 99.2




            AMENDMENT NUMBER 1 TO THE MANUFACTURING AGREEMENT BETWEEN SUNRISE TECHNOLOGIES, INC. AND C-MAC WEST COAST OPERATIONS, INC.



THIS AMENDMENT is made this 19th of October 2001 by and between Sunrise Technologies International, Inc. and C-MAC West Coast Operations, Inc. to the Manufacturing Agreement dated August 2, 2001.

Whereas Sunrise desires to receive a prepayment of approximately $1,500,000 for the inventory transferred to C-MAC by October 22, 2001.

Whereas C-MAC desires to receive a one-time discount to the amounts due Sunrise for the transfer of said inventory.

NOW THEREFORE, in consideration of the mutual promised contained herein, Sunrise and C-MAC agree to the following:

         1. Sunrise has shipped approximately $5,500,000 of inventory to C-MAC of which $2,000,000 has been paid.

         2. Sunrise will ship approximately an additional $450,000 over the next several weeks.

         3. Sunrise is desirous of receiving $1,500,000 by Monday, October 22, 2001.

         4. In return, Sunrise will forgive $500,000 of the outstanding balance and will ship the remaining $450,000 at no cost to C-MAC. In addition, Sunrise will dispense from requiring any further additional cash transfers from C-MAC and C-MAC may utilize the funds to offset any future product deliveries to Sunrise, approximately eighteen units.

         5.       Transaction flow is as follows:

                           Total outstanding liability to Sunrise      $3,500
                           Additional shipments                           450
                                                                       ------
                                     Subtotal of C-MAC payable          3,950
                           Forgiveness                                   (950)
                           Payment to Sunrise(prepay amount)           (1,500)
                                                                       ------
                                     Net to be applied to 18 units     $1,500
                                                                       ------

         6. The remainder of any inventory transferred over and above the agreed upon $5,950,000 will be paid for by C-MAC by February 15, 2002.
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IN WITTNES WHEREOF, the parties hereto have caused this Amendment to be executed by their dully-authorized respective officers or employees as of the day and year written below:

C-MAC West Coast Operations

By: ________________________

Name:_______________________

Title:______________________

Date:_______________________




Sunrise Technologies International, Inc.

By: ________________________

Name:_______________________

Title:______________________

Date:_______________________